UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

TICC CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

TPG Specialty Lending, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

TPG Specialty Lending, Inc., together with the other participants named herein (collectively, “TSLX”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes from the stockholders of TICC Capital Corp. (“TICC”) to: (a) elect TSLX’s director nominee at the 2016 annual meeting of TICC stockholders and (b) approve a proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended.

On May 5, 2016 at 8:30 a.m. Eastern Time, TSLX held its first quarter earnings call (the “Earnings Call”). There was also a live audio webcast of the Earnings Call available through the Investor Resources section of TSLX’s website, http://www.tpgspecialtylending.com. An archived replay of the webcast will be available on the Investor Resources section of TSLX’s website from approximately 12:00 p.m. Eastern Time on May 5 through May 19, 2016. A telephone replay of the Earnings Call will be available during the same dates. To hear the replay, dial (855) 859-2056 (or +1 (404) 537-3406 International). The replay Conference ID is 78797512.

This Schedule 14A filing consists of excerpts of the transcript of the Earnings Call relating to the above-referenced solicitation.

About TPG Specialty Lending

TPG Specialty Lending, Inc. (“TSLX” or the “Company”) is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. TSLX is externally managed by TSL Advisers, LLC, a Securities and Exchange Commission (“SEC”) registered investment adviser. TSLX leverages the deep investment, sector, and operating resources of TPG Special Situations Partners, the dedicated special situations and credit platform of TPG, with over $16 billion of assets under management as of March 31, 2016, and the broader TPG platform, a global private investment firm with over $74 billion of assets under management as of December 31, 2015. For more information, visit the Company’s website at www.tpgspecialtylending.com.

Forward-Looking Statements

Information set forth herein includes forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding TSLX’s proposed business combination transaction with TICC Capital Corp. (“TICC”) (including any financing required in connection with the proposed transaction and the benefits, results, effects and timing of a transaction), all statements regarding TPG Specialty Lending, Inc.’s (“TSLX” or the “Company”) (and TSLX and TICC’s combined) expected future financial position, results of operations, cash flows, dividends, portfolio, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements set forth herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of TSLX (and the combined businesses of TSLX and TICC), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of TSLX based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from TSLX’s expectations as a result of a variety of factors including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TSLX is unable to predict or control, that may cause TSLX’s plans with respect to TICC, actual results or performance to differ materially from any plans, future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in TSLX’s filings with the Securities and Exchange Commission (“SEC”).

Risks and uncertainties related to the proposed transaction include, among others, uncertainty as to whether TSLX will further pursue, enter into or consummate the transaction on the terms set forth in the proposal or on other terms, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction, uncertainties as to the timing of the transaction, adverse effects on TSLX’s stock price resulting from the announcement or consummation of the transaction or any failure to complete the transaction, competitive responses to the announcement or consummation of the transaction, the risk that regulatory or other approvals and any financing required in connection with the consummation of the transaction are not obtained or are obtained subject to terms and conditions that are not anticipated, costs and difficulties related to the integration of TICC’s businesses and operations with TSLX’s businesses and operations, the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, unexpected costs, liabilities, charges or expenses resulting from the transaction, litigation relating to the transaction, the inability to retain key personnel, and any changes in general economic and/or industry specific conditions.

In addition to these factors, other factors that may affect TSLX’s plans, results or stock price are set forth in TSLX’s Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K.

Many of these factors are beyond TSLX’s control. TSLX cautions investors that any forward-looking statements made by TSLX are not guarantees of future performance. TSLX disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Third Party-Sourced Statements and Information

Certain statements and information included herein have been sourced from third parties. TSLX does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. All information in this communication regarding TICC, including its businesses, operations and financial results, was obtained from public sources. While TSLX has no knowledge that any such information is inaccurate or incomplete, TSLX has not verified any of that information. TSLX reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. TSLX disclaims any obligation to update the data, information or opinions contained herein.

Proxy Solicitation Information

The information set forth herein is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. TSLX intends to file a preliminary proxy statement with the SEC to be used to solicit votes at the 2016 annual meeting of stockholders of TICC in favor of (a) the election of its nominee to serve as a director of TICC and (b) TSLX’s proposal to terminate the Investment Advisory Agreement, dated as of July 1, 2011, by and between TICC and TICC Management, LLC, as contemplated by Section 15(a) of the Investment Company Act of 1940, as amended.

TSLX STRONGLY ADVISES ALL STOCKHOLDERS OF TICC TO READ THE TSLX PROXY STATEMENT AND ITS OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH TSLX PROXY MATERIALS WILL BECOME AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV AND ON TSLX’S WEBSITE AT HTTP://WWW.TPGSPECIALTYLENDING.COM. IN ADDITION, TSLX WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO TSLX’S PROXY SOLICITOR AT TPG@MACKENZIEPARTNERS.COM.

The participants in the solicitation are TSLX and T. Kelley Millet, and certain of TSLX’s directors and executive officers may also be deemed to be participants in the solicitation. As of the date hereof, TSLX directly beneficially owned 1,633,660 shares of common stock of TICC. As of the date hereof, Mr. Millet did not directly or indirectly beneficially own any shares of common stock of TICC.

Security holders may obtain information regarding the names, affiliations and interests of TSLX’s directors and executive officers in TSLX’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 24, 2016, its proxy statement for the 2016 Annual Meeting, which was filed with the SEC on April 8, 2016, and certain of its Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available.

Excerpts from TSLX First Quarter Earnings Call held on May 5, 2016 at 8:30 a.m. Eastern Time

Operator

[ . . . ]

Before we begin today’s call, I would like to remind our listeners that remarks made during the call may contain forward-looking statements, including with regard to TPG Specialty Lending, Inc.’s proposal to acquire TICC Capital Corp. Statements other than statements of historical facts made during this call may constitute forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties.

Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in TPG Specialty Lending, Inc.’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

[ . . . ]

Ian Simmonds – TPG Specialty Lending, Inc. – Chief Financial Officer

[ . . . ]

For the quarter ended March 31st, net expenses were $19.1 million, which was down slightly from $19.7 million in the fourth quarter. Our management and incentives fees this quarter reflect the continued voluntary waiver of base management and incentive fees related to our investment in TICC Capital.

[ . . . ]

Joshua Easterly – TPG Specialty Lending, Inc. – Co-Chief Executive Officer and Chairman of the Board

[ . . . ]

The first quarter of 2016 marked our second year anniversary as a publicly-listed company. As we progress, we remain committed to the sound investment principles, investment processes, and financial policies that are the foundation of our business. As we’ve grown, we’ve extended our perspective of shareholders to include those of the sector in recognition of the impact that the broader perception of our sector has on our cost of capital and our ability to create value for our shareholders. To this end, we remain committed to effecting change at TICC.

Earlier this week, TICC released its first quarter results, which showed continued underperformance and value destruction for all TICC shareholders. TICC’s net asset value per share has decreased by over 32% since the first quarter of 2015. Let me say that again, net asset value per share has decreased by over 32% since the first quarter of 2015, and the current external manager has not demonstrated the necessary capabilities to execute its stated new strategy in illiquid private credit. In a further act of shareholder disregard, TICC’s Board continues to delay scheduling its annual meeting, which typically has been announced by now and subsequently held in June. As previously announced, we nominated a highly qualified candidate for election to the TICC board and submitted a proposal for TICC shareholders to vote to terminate its existing advisory agreement. We believe TICC’s failure to schedule its annual meeting, consistent with prior years, is being undertaken to delay a vote on these important matters. We believe the termination of the existing investment advisory agreement and reconstitution of TICC’s Board, including the election of our independent candidate, will be the catalysts to unlocking value for TICC shareholders, which includes TSLX. We have been encouraged by the broader investment community’s increased awareness and focus on the BDC sector, and we are confident that the destructive actions undertaken by the TICC Board will not continue to go overlooked.

[ . . . ]